EXHIBIT 16.1

September 30, 2008

Securities and Exchange Commission

450 Fifth Street. N.W.

Washington, D.C 20549

Dear Sirs:

Re: Southern Star Energy Inc.

We have read Item 4.01 of Form 8-K dated September 25, 2008 of Southern Star Energy Inc. (File Ref. no.: 000-30299) and:

a)	We are in agreement with the statements made in paragraphs one through paragraph six.

b)	We have no basis to agree or disagree with the statements made in paragraph seven.

Yours truly,

/s/ DMCL

Dale Matheson Carr-Hilton Labonte LLP

Chartered Accountants